UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 28, 2019

(Exact name of registrant as specified in its charter)

Pennsylvania	001-35542	27-2290659
(State or other jurisdiction of incorporation or organization)	(Commission File number)	(IRS Employer Identification No.)
1015 Penn Avenue
Suite 103
Wyomissing PA 19610
(Address of principal executive offices, including zip code)
(610) 933-2000
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on which Registered
Voting Common Stock, par value $1.00 per share	CUBI	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C, par value $1.00 per share	CUBI/PC	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, par value $1.00 per share	CUBI/PD	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E, par value $1.00 per share	CUBI/PE	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series F, par value $1.00 per share	CUBI/PF	New York Stock Exchange
Securities registered pursuant to Section 12(g) of the Act: None

Item 2.06	Material Impairments

On June 28, 2019, Customers Bancorp, Inc. ("Customers") obtained ownership of certain interest-only classes of Ginnie Mae guaranteed home equity conversion mortgage-backed securities ("interest-only GNMA securities") that served as the primary collateral for loans made to one commercial mortgage warehouse customer through a Uniform Commercial Code private sale transaction. In connection with the acquisition of the interest-only GNMA securities, Customers expects to record an estimated pre-tax loss of $7 million to $8 million in second quarter 2019 for the shortfall in the estimated fair value of the interest-only GNMA securities compared to its credit exposure of approximately $26 million to this commercial mortgage warehouse customer.

This commercial mortgage warehouse customer unexpectedly announced it was ceasing its mortgage origination business in May 2019. The commercial mortgage warehouse customer had been in the mortgage lending business since 2005 and a customer of Customers' mortgage warehouse business since 2011. The abrupt closing of this profitable mortgage company came shortly after an unqualified opinion was provided by the mortgage company's independent auditors for the year ended December 31, 2018. Customers has corporate guarantees and a personal guarantee of the principal owner and chief executive officer of the mortgage company and plans to aggressively pursue all efforts to collect this deficiency. Officials of the mortgage company are blaming unexpected market developments as the primary cause of the devaluation of the interest-only GNMA securities.

After completion of the transaction described above, Customers no longer has any credit exposure to this former commercial mortgage warehouse customer and does not have any other loans in its commercial mortgage warehouse loan portfolio collateralized by interest-only GNMA securities. Customers has been receiving cash from the interest-only GNMA securities in excess of the interest owed on the loans that were secured by these interest-only GNMA securities and expects to continue to receive cash flows from the interest-only GNMA securities in the future. Customers plans to hold these interest-only GNMA securities in its investment portfolio and will mark them to fair value quarterly. Customers believes this is an isolated set of circumstances and is not indicative of the overall credit quality of its remaining commercial mortgage warehouse loan portfolio, which continues to be current in terms of payment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CUSTOMERS BANCORP, INC.

By: /s/ Carla A. Leibold
Name: Carla A. Leibold
Title: Chief Financial Officer and Treasurer

Date: July 1, 2019